UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 31, 2006, The Allied Defense Group, Inc.("Allied" or the "Company") issued a press release containing updated guidance for full-year 2005 operating results.

Specifically, the Company said that now expects the net loss to exceed $3.00 because of four items.

First, MECAR S.A. will be making a voluntary change to a preferred method for recognizing revenue under the percentage of completion methodology. Previously, MECAR used total direct costs as the basis for recognizing revenue and will now use direct labor as the basis of recognition. The Company believes this change will foster increased transparency for investors and enable a better understanding of its operating results. The company is still reviewing with its auditors the impact of this change on 2005 results.

Second, through its annual review of goodwill, the Company has preliminarily determined that the carrying amount of one of its operating units exceeds its fair value. As such, the Company believes that an impairment charge to earnings of approximately $3-4 million is required.

Third, the Company’s results will include a write-off of in-process research and development (IPR&D) that is required as part of the allocation of the purchase price associated with the acquisition of Global Microwave Systems (GMS). This is a non cash charge of approximately $900,000.

Fourth, the Company has done a thorough review of the carrying value of inventories at all of its operating units and expects to take an overall charge of approximately $600,000 to reflect lower valuations.

A copy of the news release is attached hereto as Exhibit 99.1.

The information provided in this Current Report on Form 8-K is being provided pursuant to Item 2.02 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06 Material Impairments.

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," The Allied Defense Group, Inc. ("Allied" or the "Company") periodically evaluates the carrying value of its goodwill for indicators of impairment. SFAS No. 142 requires the Company to evaluate the carrying value of its goodwill for potential impairment on an annual basis or on an interim basis if there are indicators of potential impairment.

In a press release dated March 31, 2006, Allied disclosed that through its annual review of goodwill, the Company has preliminarily determined that the carrying amount of one of its operating units exceeds its fair value. As such, the Company believes that an impairment charge to earnings of approximately $3-4 million is required. Allied will finalize its goodwill review and record the goodwill impairment charge in accordance with SFAS No. 142 in the Company's 2005 financial results.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 News Release of The Allied Defense Group, Inc., issued on March 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

March 31, 2006	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	News Release of The Allied Defense Group, Inc., issued on March 31, 2006.